Banco Bradesco S.A.

December 31, 2022

List of the Main Subsidiaries

Exhibit 8.1

	Subsidiary	Jurisdiction of Incorporation	Names Under which Business is Conducted

1	Banco Bradesco BBI S.A.	São Paulo - Brazil	Bradesco BBI
2	Banco Digio S.A.	São Paulo – Brazil	Digio
3	Banco Bradesco Europa S.A.	Luxembourg – G. Ducado	Bradesco Luxembourg
4	Banco Bradesco S.A. Grand Cayman Branch	Georgetown - Cayman Islands	Bradesco Grand Cayman Branch
5	Banco Bradesco S.A. New York Branch	New York – EUA	Bradesco New York Branch
6	Banco Bradesco Financiamentos S.A.	São Paulo - Brazil	Bradesco Financiamentos
7	Bradesco Argentina de Seguros S.A.	Buenos Aires – Argentina	Bradesco Argentina de Seguros
8	Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
9	Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
10	Bradesco Administradora de Consórcios Ltda.	São Paulo – Brazil	Bradesco Consórcios
11	Bradesco Leasing S.A. Arrendamento Mercantil	São Paulo – Brazil	Bradesco Leasing
12	Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
13	Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
14	Bradesco Securities, Inc.	New York – USA	Bradesco Securities
15	Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
16	Bradesco Vida e Previdência S.A.	São Paulo - Brazil	Bradesco Previdência
17	Bradescor Corretora de Seguros Ltda.	São Paulo - Brazil	Bradescor
18	BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
19	Cia. Securitizadora de Créditos Financeiros Rubi	São Paulo - Brazil	Rubi
20	Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
21	Tempo Serviços Ltda.	Minas Gerais – Brazil	Tempo Serviços
22	Bradseg Participações S.A.	São Paulo – Brazil	Bradseg
23	Banco Bradescard S.A.	São Paulo – Brazil	Banco Bradescard
24	Ágora Corretora de Títulos e Valores Mobiliários S.A.	São Paulo – Brazil	Ágora
25	Odontoprev S.A.	São Paulo – Brazil	Odontoprev
26	Banco Bradesco BERJ S.A.	São Paulo – Brazil	BERJ
27	Banco Losango S.A. - Banco Múltiplo	Rio de janeiro – Brazil	Banco Losango
28	Kirton Bank S.A. – Banco Múltiplo	São Paulo – Brazil	Kirton Bank
29	Bradesco BAC Florida Bank	Florida – USA	Bradesco Bank